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                                                                 Exhibit 10.15.1

          Confidential Materials omitted and filed separately with the
              Securities and Exchange Commission. Asterisks denote
                                   omissions.

                    SECOND AMENDMENT TO COOPERATIVE AGREEMENT

         This SECOND AMENDMENT TO COOPERATIVE AGREEMENT is made and entered into as of this 11th day of April, 2002, by and among Novirio SARL, a private corporation located at Immeuble "La Vigie," 170 Rue Leon Blum, 34000 Montpellier ("Novirio"), Le Centre National de la Recherche Scientifique, located at 3 Rue Michel-Ange 75794, Paris, Cedex 16 ("CNRS"), and L'Universite' Montpellier II, located at 2 Place Eugene Bataillon 34095, Monpellier ("UMII") (together, the "Parties").

         Whereas, Novirio, CNRS and UMII are parties to a certain Cooperative Agreement dated as of January 4, 1999 ("the Cooperative Agreement"), pursuant to which, inter alia, the parties have established a Cooperative Laboratory; and

         Whereas, Novirio, CNRS and UMII entered into a First Amendment Agreement dated as of May 17, 2001 to amend and clarify certain terms of the Cooperative Agreement; and

         Whereas, the parties now desire to further amend and clarify the Cooperative Agreement as amended on May 17, 2001;

         NOW THEREFORE, for and in consideration of the foregoing, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows.

         1. The reference to NOVIRIO Limited, in the first paragraph of the Cooperative Agreement is understood and amended to refer to NOVIRIO PHARMACEUTICALS Limited.

         2.        Article 9.1 is amended to read as follows.

         Results obtained by the COOPERATIVE LABORATORY, within the framework of research carried out under this Agreement, are owned jointly by the Parties. Results ("Results") include, but are not limited to, technical information, laboratory notebooks, data, trade secrets, know how, proprietary information and inventions, documents and materials arising out of such research.

         The parties further agree that any and all rights, title and interest in the technology, inventions, and/or discoveries directly or indirectly relating to the subject matter of the patent applications U.S. application numbers [**] and all continuations, divisionals, continuations-in-part, foreign counterparts, and all other U.S. and international patent filings that claim priority to these applications or to which these applications claim priority are deemed to be included in the results obtained by the COOPERATIVE LABORATORY regardless of whether the work was carried out prior to the formation of the COOPERATIVE LABORATORY and regardless of the


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person or institution that carried out the work. Such work specifically includes compositions, use and manufacture of [**], and analogs thereof for the treatment of [**], including humans.

         The rules of co-ownership are defined in Annex 3 and are an integral part of this Agreement.

         3. Article 9.2 is amended by adding the following paragraph as the last paragraph of the Article.

         The parties agree that Results obtained outside of the Cooperative Laboratory as defined in this Section do not include any and all rights, title and interest in the technology, inventions, and/or discoveries directly or indirectly relating to the subject matter of the patent applications U.S. application numbers [**] and all continuations, divisionals, continuations-in-part, foreign counterparts, and all other U.S. and international patent filings that claim priority to these applications or to which these applications claim priority, which, by agreement of Novirio and the Organization, are specifically deemed to fall under Article 9.1 as Results of the Cooperative Laboratory. The parties further agree that compositions, use and manufacture of [**], and analogs thereof for the treatment of [**], including humans fall under Article 9.1 and not Article 9.2.

         4. Article 10.2.1a) is amended by replacing the existing paragraph with the following paragraph.

         Novirio has the exclusive world-wide right to exploit, directly or indirectly, the Results obtained in the Exploitation Field within the framework of the Cooperative Laboratory, which includes, without limitation, the right to make, have made, use, sell, offer for sale and import the Results of the Cooperative Laboratory in the Exploitation Field, either directly or indirectly, for all commercial purposes, and the right to enter into license agreements and collaborations on its own or through its affiliates with third Parties to authorize such third parties to make, use, sell, offer for sale and import said Results for all commercial purposes, and Novirio agrees to provide a royalty to the Organization under the conditions prescribed in Article 11.

         5. Article 10.2.1c) is amended by replacing the existing paragraph with the following paragraph.

         In the event of indirect exploitation by Novirio, Novirio is granted have the unlimited right to act behalf of the Parties, and to sign all agreements with any and all third parties in Novirio's sole discretion and without the Organization's prior permission. Indirect exploitation shall include a collaboration, nonexclusive or exclusive license agreement, option agreement, or other relationship or agreement with another institution that passes any right or partial right granted to Novirio under Article 10.2.1a) to that institution. Novirio will advise the Organization of any such indirect exploitation and will transmit a copy of the signed agreements to the Organization.


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         6.       Article 12 is amended by adding the following paragraph.

In Article 12, the first clause of the first sentence of the last paragraph is amended to read:

Notwithstanding the expiration or termination of the Agreement or its anticipated cancellation:

         7. Article 13 is amended by replacing the existing paragraph with the following paragraph.

         The Parties agree that this contract will be construed and interpreted under French law. The parties shall try to settle out of court litigation and disputes that could arise from the interpretation of this Agreement. In the case of persistent disagreement, any disputes among the parties will be heard in a court of competent jurisdiction.

         8. Annex 3, entitled "Co-ownership Settlement of Cooperative Laboratory Results" is amended as follows.

The first paragraph is replaced with the following sentence.

         Any patent applications covering the Results obtained in the framework of the COOPERATIVE LABORATORY will be filed in the names of the appropriate parties under the law of the country of the patent filing, but will be exploited according to the terms of this contract for the benefit of all of the Parties. Novirio will [**] for submitting a patent, for the patent being granted, for maintaining the patent, and for defending it.

         9. Article 4.3 of Annex 3 is replaced with the following paragraph.

         The parties hereby grant Novirio the first, full and sole right to enforce or defend any patent obtained covering Results at Novirio's sole expense, and the Organization agrees to cooperate, assist, and participate in any litigation that Novirio deems necessary or desirable to defend such patents. If Novirio elects in writing not to defend or enforce a patent being infringed, then the Organization is granted the second, full and sole right to enforce or defend any patent obtained covering Results at the Organization's sole expense, and then Novirio agrees to cooperate, assist, and participate in any litigation that the Organization deems necessary or desirable to defend such patents.

         10. The first two sentences of Article 4.4 are deleted. In the third sentence of Article 4.4, the word "them" is replaced with "the Parties."

         11. Article 4.5 of Annex 3 is replaced with the following paragraph.

         If the Organization does not want to exercise the second right to enforce the patent, either CNRS or UMII may individually take legal action at its own expense, wherein Novirio and the


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other party agree to cooperate, assist and participate in any such litigation.
In this case, all damages will be awarded to the litigating party in full.

         12. Article 5 of Annex 3 is amended by adding the following sentence to the end of the second paragraph.

         The right of notice and preemption prior to an assignment of patent or technical rights does not apply in the case of the sale of all or substantially all of the assets of the party, in which case the co-ownership right flows automatically with the asset sale to the new owner of the assets. The new owner of all or substantially all of the assets of the prior co-owner must confirm in writing its agreement to the co-ownership provisions set forth in this Agreement.

         13. CNRS warrants and represents that it is the sole owner of all inventions, conceptions, trade secrets, technical developments and patents of Dr. Gilles Gosselin carried out or accomplished in the course of Dr. Gosselin's research and Results in the Cooperative Laboratory. CNRS has not granted any rights held by the Cooperative Laboratory to any other entity, and no government entity or other entity holds such rights other than CNRS.

         14. UMII warrants and represents that it is the sole owner of all inventions, conceptions, trade secrets, technical developments and patents of Dr. Jean-Louis Imbach carried out or accomplished in the course of Dr. Imbach's research and Results in the Cooperative Laboratory. UMII has not granted any rights held by the Cooperative Laboratory to any other entity, and no government entity holds such rights other than UMII.

         15. All other provisions of the Cooperative Agreement as amended on May 17, 2001 remain unchanged.

         16. This Amendment has been drafted in the English language and in the French language. In case of contradiction between the two versions, the French version shall prevail.

For the Director General of the CNRS and on his authority, the Regional Delegate


/s/  DANIELLE GRANGE                                       /d/ 4/11/2002
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Name                                                       Date


For the President of the University of Montpellier II

/s/  ALAIN SZAFARCZYK                                      /d/ 4/11/2002
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Name                                                       Date


Chairman and CEO of Novirio

/s/  JEAN-PIERRE SOMMADOSSI                                /d/ 4/11/2002
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Name                                                       Date